QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned hereby certifies that the Form 10-Q Quarterly Report of Mandalay Resort Group (the "Company") for the quarterly period ended October 31, 2003 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12, 2003	/s/ GLENN SCHAEFFER Glenn Schaeffer, President and Chief Financial Officer of Mandalay Resort Group

QuickLinks

  Exhibit 32.2